EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Network-1 Technologies, Inc.

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1, Amendment No. 2 (of which this consent is filed as Exhibit 23.1) and related Prospectus pertaining to Network-1 Technologies, Inc. and to the use therein of our report dated March 21, 2014 related to our audit of the financial statements of Network-1 Technologies, Inc. for the years ended December 31, 2013 and December 31, 2012.

/s/ Radin, Glass & Co., LLP
Radin, Glass & Co., LLP

New York, New York
September 30, 2014